Exhibit 99.1

Y-mAbs’ Nivatrotamab for the Treatment of Patients with Neuroblastoma Granted Orphan Drug Designation and Rare Pediatric Disease Designation by FDA

New York, NY, October 7, 2020 (GLOBE NEWSWIRE) – Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced that the FDA has granted Orphan Drug Designation (“ODD”) and Rare Pediatric Disease Designation (“RPDD”) for its leading bispecific antibody program nivatrotamab for the treatment of neuroblastoma.

Nivatrotamab, a humanized bispecific anti-GD2 antibody, is currently in Phase 1 clinical development in collaboration with Memorial Sloan Kettering Cancer Center (“MSK”) in patients with relapsed/refractory neuroblastoma, as well as high grade osteosarcoma and other GD2(+) solid tumors, where patients have relapsed or refractory disease that is resistant to standard therapy.

“We are very pleased with the ODD granted for nivatrotamab, as this potentially would give us seven years of market exclusivity upon market approval. The RPDD makes us eligible for a Priority Review Voucher (“PRV”) upon potential approval of the biologics license application for this rare pediatric cancer. Among our leading compounds, four now have RPDDs, and this designation further increases our chances of ultimately receiving multiple PRVs,” said Thomas Gad, Founder, Chairman and President.

Dr. Claus Moller, Chief Executive Officer further notes, “We are very pleased by this recognition by the FDA, and plan to expand the ongoing study with nivatrotamab into two separate Phase 2 arms in neuroblastoma and osteosarcoma, respectively, as well as a separate Phase 2 multicenter study in small cell lung cancer. We expect to submit an IND for the lung cancer study during the fourth quarter of 2020, and we are thrilled to widen nivatrotamab’s clinical reach to include adult indications.”

Researchers at Memorial Sloan Kettering Cancer Center (“MSK”) developed nivatrotamab, which is exclusively licensed by MSK to Y-mAbs. As a result of this licensing arrangement, MSK has institutional financial interests in the compound and in Y-mAbs.

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates - naxitamab and omburtamab - which target tumors that express GD2 and B7-H3, respectively.

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“Y-mAbs” is a registered trademark of Y-mAbs Therapeutics, Inc.

Contact:

Y-mAbs Therapeutics, Inc. 230 Park Avenue, Suite 3350 New York, NY 10169 USA +1 646 885 8505 E-mail: info@ymabs.com